Exhibit 5.1

[PARR BROWN GEE & LOVELESS Letterhead]

August 11, 2015

Merit Medical Systems, Inc.
1600 West Merit Parkway
South Jordan, Utah 84095

Re:    Registration Statement on Form S-8 filed by Merit Medical Systems, Inc. (the “Company”) with respect to the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan (the “Plan”)

Ladies and Gentlemen:

We refer you to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed under the Securities Act of 1933, as amended, for registration of an additional 2,000,000 shares of common stock, no par value, of the Company (the “Common Shares”) that may be sold by the Plan to Plan participants. When sold by the Plan to Plan Participants in accordance with the provisions of the Plan, including the payment of the purchase price to the Plan, and pursuant to this Registration Statement, the Common Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Parr Brown Gee & Loveless

PARR BROWN GEE & LOVELESS